iShares Trust

ISHARES CORE S&P 500 ETF	Series 6

Because the electronic format for
filing Form N-SAR does
not provide adequate space for
responding to item 74
completely for the iShares Core S&P
500 ETF the
registrant is listing the complete
responses to the indicated
items or sub-items below.


Screen: #35 Balance Sheet (page 1)
74.  Condensed balance sheet date: (in
thousands except per
share amounts)
A) Cash
			$4,574
B) Repurchase agreements
			$0	        C)
Short-term debt securities other than
repurchase agreements  $0
D) Long-term debt securities including
convertible debt	$0
E) Preferred, convertible preferred,
and adjustable rate preferred stock

	$0	                     F)
Common Stock
		    $101,590,683
G) Options on equities
			$0   	        H)
Options on all futures
			$0
I) Other investments
			$744,987
J) Receivables from portfolio
instruments sold		$0
K) Receivables from affiliated persons
		$0	             L) Other
Receivables
		$115,101    M) All other
assets
	$0    	          N) Total
Assets
	    $102,455,345


Screen: #36 Balance Sheet (page 2)
74.
O) Payables for portfolio instruments
purchase ($000)	$0	         P)
Amounts owed to affiliated persons
($000)		$3,415
Q) Senior long-term debt ($000)
			$0                R)
Other Liabilities ($000)
1. Reverse repurchase agreements
($000)			$0
2. Short Sales ($000)
			$0                 3.
Written Options ($000)
			$0  	          4. All
other liabilities
		$630,021	         S)
Senior equity ($000)
		$0	           T) Net
assets of common shareholders
	    $101,821,909     U) 1.
Number of shares outstanding
		429,250   	           2.
Number of shares outstanding of a
second class of shares of open-end
company
	0      	          V) 1. Net
asset value per share (to nearest
cent)	$237.21	          2. Net
asset value per share of a second
class of open-end company shrs (to
nearest cent)
	$0   		  W)Mark-to market
net asset value per share for money
market funds only (to 4 decimals)
					$0
X) Total number of shareholder
accounts 			183
Y) Total value of assets is segregated
accounts ($000)$0